OPERATING STATEMENT

OF

DOLGENCORP, LLC

(a Kentucky limited liability company)

THIS OPERATING STATEMENT (“Statement”) is made as of the 9 day of October, 2008, by Dollar General Corporation (“Member”), as the sole member of Dolgencorp, LLC.

1.

Formation.

1.1

Formation.  The Member is the sole member of Dolgencorp, LLC, a Kentucky limited liability company (“Company”), which was formed by conversion of Dolgencorp, Inc., a Kentucky corporation, to Dolgencorp, LLC, a Kentucky limited liability company, pursuant to the provisions of the Kentucky Limited Liability Company Act (“Act”).

2.

Name and Office.

2.1

Name. The name of the Company is Dolgencorp, LLC.

2.2

Principal Office. The principal office of the Company shall be at such place as is identified in the Company's Articles of Organization, or at such other place as shall be determined by the Member.  The books of the Company shall be maintained at such principal place of business or such other place that the Member shall deem appropriate.  The Company shall designate an agent for service of process in Kentucky in accordance with the provisions of the Act.

3.

Purposes and Term.

3.1

Purposes. The purpose of the Company is to engage in any and all lawful activities in which a limited liability company may engage under the Act and to do all other things necessary or desirable in connection with the foregoing, or otherwise contemplated in this Statement.

3.2

Company’s Power. In furtherance of the purposes of the Company as set forth in Section 3.1, the Company shall have the power to do any and all things whatsoever necessary, appropriate or advisable in connection with such purposes, or as otherwise contemplated in this Statement.

3.3

Term. The term of the Company shall commence as of the date of the filing of Articles of Organization with the Kentucky Secretary of State’s Office, and shall continue until dissolved in accordance with Section 11.

4.

Capital.

4.1

 No Liability of Member.  Except as otherwise specifically provided in the Act, the Member shall not have any personal liability for the obligations of the Company.  The Member shall not be obligated to contribute to, or loan money to, the Company.

5.

Accounting.

5.1

Books and Records. The Company shall maintain full and accurate books of the Company at the Company’s principal place of business, or such other place as the Member shall determine, showing all receipts and expenditures, assets and liabilities, net income and loss, and all other records necessary for recording the Company’s business and affairs.  Such books and records shall be open to the inspection and examination of the Member in person or by the Member’s duly authorized representatives at all reasonable times.

5.2

Fiscal Year. The fiscal year of the Company shall end on the Friday closest  to January 31st of each year.

6.

Bank Accounts.

6.1

Bank Accounts. All funds of the Company shall be deposited in its name into such checking, savings and/or money market accounts or time certificates as shall be designated by the Member.  Withdrawals therefrom shall be made upon such signature or signatures as the Member may designate.  Company funds shall not be commingled with those of any other person or entity.

7.

Net Income and Net Loss.

7.1

Net Income and Net Loss. All net income or net loss of the Company shall be for the account of the Member.

8.

Federal Income Tax Status.

8.1

Tax Treatment. It is the intention of the Member that for Federal, state and local income tax purposes the Company be disregarded as an entity separate from the Member.

9.

Distributions.

9.1

Distributions. The Member shall determine, in the Member’s discretion, the amount and timing of any distributions to the Member and whether such distributions shall be paid in cash or property.

10.

Management.

10.1

Control and management of the business of the Company as described in Section 3 shall be vested exclusively in the Member, during the term of the Company, including its liquidation and dissolution.

10.2

The Member shall have the right, power and authority on behalf of the Company, and in its name, to exercise all of the rights, power and authority which may be possessed by a member of a limited liability company pursuant to the Act.  The Member may execute any document or take any action on behalf of the Company and such execution or action shall be binding upon the Company.  In dealing with the Member, no person shall be required to inquire into the authority of the Member to bind the Company.  The Member may delegate any portion of the Member’s authority hereunder to others, in which event such others shall have such authority as has been delegated to them.  If the Member appoints officers of the Company, they shall have authority comparable to that which a similar officer of a Kentucky corporation would have.

11.

Dissolution.

11.1

Dissolution. The Company shall dissolve upon, but not before, the decision of the Member to dissolve the Company.  Dissolution of the Company shall be effective upon the date on which the event giving rise to the dissolution occurs, but the Company shall not terminate until the assets of the Company shall have been distributed as provided in Section 11.3.  Notwithstanding dissolution of the Company, prior to the liquidation and termination of the Company, the Company shall continue to be governed by this Statement.

11.2

Sale of Assets Upon Dissolution. Following the dissolution of the Company, the Company shall be wound up and the Member shall determine whether the assets of the Company are to be sold or whether some or all of such assets are to be distributed to the Member in kind in liquidation of the Company.

11.3

Distributions Upon Dissolution. Upon the dissolution of the Company, the properties of the Company to be sold shall be liquidated in orderly fashion and the proceeds thereof, and the property to be distributed in kind, shall be distributed as follows:

(a)

First, to the payment and discharge of all of the Company’s debts and liabilities, to the necessary expenses of liquidation and to the establishment of any cash reserves which the Member determines to create for unmatured and/or contingent liabilities or obligations of the Company.

(b)

Second, to the Member.

12.

Assignment.

12.1

Assignment of Member’s Interest. The Member may freely sell, assign, transfer, pledge, hypothecate, encumber or otherwise dispose of the Member’s interest in the Company.  Upon the death or adjudication of incompetency of the Member, the successor-in-interest to the Member shall automatically become a substitute Member.

13.

General.

13.1

Amendment. This Statement may be modified or amended from time to time only upon the written consent of the Member.

13.2

Captions; Section References. Section titles or captions contained in this Statement are inserted only as a matter of convenience and reference, and in no way define, limit, extend or describe the scope of this Statement, or the intent of any provision hereof.  All references herein to Sections shall refer to Sections of this Statement unless the context clearly requires otherwise.

13.3

Number and Gender. Unless the context otherwise requires, when used herein, the singular shall include the plural, the plural shall include the singular, and all nouns, pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, as the identity of the person or persons may require.

13.4

Severability. If any provision of this Statement, or the application thereof to any person, entity or circumstances, shall be invalid or unenforceable to any extent, the remainder of this Statement, and the application of such provision to other persons, entities or circumstances, shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

13.5

Binding Statement. Except as otherwise provided herein, this Statement shall be binding upon, and inure to the benefit of, the Member and its successors and assigns.

13.6

Applicable Law. This Statement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Kentucky without regard to its conflict of laws rules.

13.7

Entire Statement. This Statement contains the entire agreement with respect to the subject matter hereof.

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IN WITNESS WHEREOF, the Member has duly executed this Statement as of the date and year first above written.

Dollar General Corporation,
sole member

By:	/s/ David Tehle

Title:	CFO/EVP